                                                                       Exhibit I

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(f)(1)
                          ----------------------------

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.


Dated: February 14, 2000


                              WARBURG, PINCUS INVESTORS, L.P.

                              By: Warburg, Pincus & Co., General Partner

                              By: /s/ Stephen Distler
                                  ------------------------------
                                  Stephen Distler, Partner


                              WARBURG, PINCUS & CO.

                              By: /s/ Stephen Distler
                                  ------------------------------
                                  Stephen Distler, Partner


                              E.M. WARBURG, PINCUS & CO., LLC

                              By: /s/ Stephen Distler
                                  ------------------------------
                                  Stephen Distler, Member


                              Page 10 of 11 Pages

                              WARBURG, PINCUS CAPITAL PARTNERS
                                LIQUIDATING TRUST


                              By: /s/ Stephen Distler
                                  ------------------------------
                                  Stephen Distler, Trustee


                              Page 11 of 11 Pages